Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:

Elizabeth Goode, Director Corporate Development

(661) 295-5600, ext. 2632

goodee@3dsystems.com

3D Systems Announces Approval of All Proposals at Annual Meeting

VALENCIA, Calif., May 21, 2004 - 3D Systems Corporation (Nasdaq: TDSC) announced today that its stockholders approved all nine proposals that the Company had submitted to them at its annual meeting held on May 19, 2004.

Several of these proposals implemented corporate governance changes that:

•	Repealed provisions of the Company’s corporate charter that required the Company to have a classified board of directors,
•	Permit stockholders to call special meetings of the stockholders as provided in the Company’s By-Laws,
•	Permit directors to be removed from the Board of Directors either with or without cause,
•	Permit stockholders to act by written consent as provided by Delaware law, and
•	Permit stockholders to adopt, amend or repeal by-laws of the Company.

Under the amended provisions of the Company’s corporate charter, directors standing for election in future years will be elected to the board of directors for one-year terms.

In addition, the stockholders re-elected Miriam V. Gold and Abraham N. Reichental, the Company’s current Class II directors, approved a new incentive stock plan for key employees and a restricted stock plan for non-employee directors, and ratified the retention of BDO Seidman, LLP as the independent auditor for the Company’s financial statements for the year ending December 31, 2004.

“We appreciate the overwhelming stockholder support for positive change in the Company’s corporate governance programs,” said Abe Reichental, 3D Systems’ President and Chief Executive Officer.  “As we said in the proxy statement for the meeting, we believe that the accountability of the Board of Directors to the stockholders is enhanced when the directors are required to stand for election each year and when the stockholders have the other rights which have been conferred on them as a result of the adoption of these corporate governance measures.  We are very gratified that stockholders holding more than 86% of the outstanding shares voted at the meeting and that the corporate governance proposals received more than the required two-thirds majority of all of the outstanding shares.  We believe that this stockholder support validates the positive changes that we are implementing to align management’s and the stockholders’ interests.”

“The two new stock plans replace existing stock option plans that were terminated upon the approval of the new plans except with respect to previously outstanding options,” continued Reichental.  “As we said in the proxy statement for the meeting, we intend to move the Company’s equity compensation practices for senior management and key employees primarily toward restricted stock awards.  The adoption of these two new plans will help us to achieve that objective.”

Forward-Looking Statements

Certain statements made by the company in this release are forward-looking statements. These statements include comments as to the company’s beliefs and expectations as to future events and trends affecting the company’s business. These forward-looking statements are based upon management’s current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors stated under the heading “Forward-Looking Statements” and “Cautionary Statements and Risk Factors” in management’s discussion and analysis of results of operations and financial condition, which appear in the company’s periodic filings with the Securities and Exchange Commission as well as other factors, could cause actual results to differ materially from such statements.

About 3D Systems

Founded in 1986, 3D Systems®, the solid imaging companySM, provides solid imaging products and systems solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing.  Its systems utilize patented proprietary technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, ext. 2882 (or 661/295-5600, ext. 2882 from outside the United States), or via email at moreinfo@3dsystems.com.

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